                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[x] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                         CIGNA HIGH INCOME SHARES
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                Not Applicable
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                            CIGNA HIGH INCOME SHARES






                                                      Springfield, Massachusetts
                                                                  March 15, 1996

To Our Shareholders:

  The Annual Meeting of Shareholders of CIGNA High Income Shares will be held at The Colony Club, 6th Floor, Baystate West, 1500 Main Street, Springfield, Massachusetts 01115 on Tuesday, April 30, 1996 at 2:00 p.m., Eastern Time. Formal notice of the meeting appears on the next page and is followed by the proxy statement.

  We hope you will find it convenient to attend the meeting, but we urge you in any event to complete and return the enclosed proxy card in the envelope provided. It is very important that your proxy card be received as soon as possible so that the necessary quorum will be represented at the meeting. If you do attend, you may vote in person if you so desire.

  The Annual Report of CIGNA High Income Shares for the year ended December 31, 1995 has previously been mailed to you.




                                              Sincerely,
                                              /s/ R. Bruce Albro
                                              R. Bruce Albro
                                              Chairman





--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

SHAREHOLDERS ARE URGED TO INDICATE THEIR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT ATTENTION IS APPRECIATED.

--------------------------------------------------------------------------------

                            CIGNA HIGH INCOME SHARES


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS





To Shareholders of CIGNA High Income Shares:

  The Annual Meeting of Shareholders of CIGNA High Income Shares (the "Fund") will be held at The Colony Club, 6th Floor, Baystate West, 1500 Main Street, Springfield, Massachusetts 01115 on Tuesday, April 30, 1996 at 2:00 p.m., Eastern Time, for the following purposes:

  (1) To elect five Trustees to serve until the next Annual Meeting of Shareholders or until the election and qualification of their successors.

  (2) To ratify the appointment by the Board of Trustees of Price Waterhouse LLP as independent accountants of the Fund for the fiscal year ending December 31, 1996.

  (3) To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

  Holders of record of the shares of the Fund at the close of business on March 5, 1996 are entitled to vote at the meeting.




                                              /S/ Jeffrey S. Winer

                                              Jeffrey S. Winer
                                              Secretary

Springfield, Massachusetts
March 15, 1996

                                PROXY STATEMENT

                       ANNUAL MEETING OF SHAREHOLDERS OF
                           CIGNA HIGH INCOME SHARES

  This proxy statement is furnished in connection with the solicitation of proxies by the Trustees of CIGNA High Income Shares (the "Fund") for use at the Annual Meeting of Shareholders of the Fund to be held at The Colony Club, 6th Floor, Baystate West, 1500 Main Street, Springfield, Massachusetts 01115 on Tuesday, April 30, 1996 at 2:00 p.m., Eastern Time, and at any postponement or adjournment thereof.

  Any person executing a proxy may revoke it at any time prior to its use by executing a new proxy or by registering with the Secretary of the Fund at the meeting and requesting a revocation. Executed proxies received by the Fund will be voted in accordance with the directions specified therein. A majority of the outstanding shares of the Fund must be present at the meeting in person or by proxy to constitute a quorum for the transaction of business.

  For purposes of determining the presence of a quorum for transacting business at the meeting and determining whether sufficient votes have been cast FOR the proposals, abstentions (that is, votes that are marked "withheld") and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote the shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares which are present and entitled to vote, but which have not voted on such matter. For this reason, abstentions and broker non-votes will assist the Fund in obtaining a quorum; however, abstentions and broker non-votes will have no effect on the outcome of the vote.

  The Board of Trustees recommends a vote FOR the election of Trustees and FOR the ratification of Price Waterhouse LLP as independent accountants. If no specification is made, the proxy will be voted FOR the election of Trustees as listed, FOR the ratification of the appointment of Price Waterhouse LLP and at the discretion of the proxy holders, on any other matters which may properly come before the meeting or at any postponement or adjournment thereof. The Board of Trustees does not know of any actions to be considered at the meeting other than those referred to above.

  Costs of soliciting proxies will be borne by the Fund. In addition to solicitation of proxies by use of the mails, some of the officers of the Fund and persons affiliated with CIGNA Corporation ("CIGNA") and its affiliated companies may, without remuneration, solicit proxies in person or by telephone, telegram or cable.

  At the close of business on March 5, 1996, the record date for the determination of shareholders entitled to vote at the meeting, there were 36,284,637 outstanding shares and 36,284,100 eligible voting shares. Each voting share is entitled to one vote. This proxy statement and the accompanying Notice of Annual Meeting of Shareholders and form of proxy are being mailed on or about March 15, 1996 to shareholders of record on the record date.

  The principal executive offices of the Fund are located at (and its mailing address is) 1380 Main Street, Springfield, Massachusetts 01103.

  THE FUND WILL FURNISH TO A SHAREHOLDER UPON REQUEST, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT AND THE MOST RECENT SEMI-ANNUAL REPORT SUCCEEDING THE ANNUAL REPORT. REQUESTS MAY BE MADE BY WRITING TO THE FUND, 1380 MAIN STREET, SPRINGFIELD, MA 01103, ATTN: ALFRED A. BINGHAM III, OR BY CALLING 1-800-426-5523.

                                   PROPOSAL 1

                              ELECTION OF TRUSTEES

  At the meeting, five Trustees are to be elected by the shareholders of the Fund. The Board of Trustees has nominated and recommends the election of Messrs. R. Bruce Albro, Hugh R. Beath, Russell H. Jones, Paul J. McDonald and Arthur C. Reeds, III. Each of the nominees is currently serving on the Board of Trustees. Shareholders are asked to elect Messrs. Albro, Beath, Jones, McDonald and Reeds as Trustees of the Fund, each to hold office until the next Annual Meeting of Shareholders or until the election and qualification of his successor.

  Each of the Trustees of the Fund also serves as a Director of INA Investment Securities, Inc. ("IIS"). CIGNA Investments, Inc. ("CII"), an indirect, wholly owned subsidiary of CIGNA, serves as investment adviser to both the Fund and IIS. IIS will also hold an annual meeting on April 30, 1996 at which shareholders will be asked to elect Messrs. Albro, Beath, Jones, McDonald and Reeds as Directors.

  All shares represented by valid proxies will be voted in the election of Trustees for the nominees unless authority to vote for a particular nominee is withheld. Proxies cannot be voted for a greater number of persons than the nominees named in the proxy statement. If any nominee should be unable to serve, an event not now anticipated, proxies will be voted for such other person as shall be designated by the Board of Trustees of the Fund, or the Board of Trustees may reduce the number of Trustees, as authorized by the Declaration of Trust. All of the nominees have agreed to serve if elected.

  Mr. Beath was first elected to the Board in 1987. Mr. Albro was first elected in 1988, and Mr. Reeds was elected in 1991. Messrs. Albro, Beath and Reeds were last elected by shareholders on April 25, 1995, when Messrs. Jones and McDonald were first elected to the Board.

  The following table sets forth the number of shares of the Fund and shares of CIGNA beneficially owned by those who served on the Board of Trustees during 1995, nominees for the Board, and by the Fund's Trustees and officers as a group. The Information provided is as of December 31, 1995, except that share figures for Messrs. Howe and Loomis are as of April 25, 1995, their last day of service on the Board of Trustees. As of December 31, 1995, neither the Trustees as a group nor the Trustees and officers as a group owned beneficially more than 1% of the outstanding shares of the Fund or of CIGNA.

  NAME                                                           FUND  CIGNA
  ----                                                           ----- ------
R. Bruce Albro..................................................     0  6,653(1)
Hugh R. Beath...................................................   339      0
Nathaniel S. Howe...............................................     0      0
Russell H. Jones................................................     0      0
Worth Loomis.................................................... 8,000      0
Paul J. McDonald................................................     0      0
Arthur C. Reeds, III............................................     0 82,540(1)
Trustees and Officers As a Group................................ 8,339 89,193(1)

---------
(1) Includes shares of CIGNA which may be acquired within 60 days upon the exercise of outstanding stock options, as follows: Mr. Albro--4,487 and Mr. Reeds--68,996.

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Fund's Trustees and executive officers, and persons who own more than 10% of a registered class of the Fund's equity securities, to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange reports of ownership and reports of changes in ownership of common stock and other equity securities of the Fund. Officers, Trustees and greater than 10% shareholders are required by SEC regulations to furnish the Fund with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports received by the Fund, or written representations from certain persons that no such reports were required to be filed for those persons, the Fund believes all Section 16(a) filing requirements applicable to officers, Trustees and greater than 10% beneficial owners were satisfied.

  The following section sets forth as to each nominee his present position, his age, his principal occupation or employment during the last five years, his principal affiliations, including any directorships he presently holds in companies that have issued publicly-held securities and any material interest in or relationship with CII and any of its affiliated persons presently and during the preceding five years. The Fund does not have a principal underwriter or administrator. Each nominee currently serves as a Trustee of the Fund, CIGNA Funds Group (formerly known as CIGNA Annuity Funds Group), CIGNA Institutional Funds Group, CIGNA Variable Products Group, and as a Director of INA Investment Securities, Inc.

NOMINEES:

  R. BRUCE ALBRO*, 53, Senior Managing Director and Division Head, CIGNA Portfolio Advisers, a division of CII; Chairman of the Board and President, CIGNA Funds Group (formerly known as CIGNA Annuity Funds Group), CIGNA Institutional Funds Group, CIGNA Variable Products Group and INA Investment Securities, Inc. Mr. Albro is also an officer or director of various other entities which are subsidiaries or affiliates of CIGNA. Previously Managing Director--Division Head, CII; Managing Director, CII; and President, CIGNA Capital Brokerage, Inc.

  HUGH R. BEATH, 64, Previously Managing Director, AdMedia Corporate Advisors, Inc.; Chairman of the Board of Directors, Beath Advisors, Inc.; Chairman, President and Chief
---------
* Nominee is an "interested person" of the Fund and CII within the meaning of the Investment Company Act of 1940.

Executive Officer, ADVO-System, Inc. (presently known as ADVO, Inc.) (direct mail advertising); Executive Vice President, Operations, John Blair & Co. (marketing and communications); President, Specialty Grocery Products Division, R. J. Reynolds Industries (consumer products); and Vice President and Treasurer, Heublein, Inc. (maker of distilled spirits).

  RUSSELL H. JONES, 51, Vice President, Kaman Corporation (helicopters and aircraft components, scientific research, industrial products and services); Trustee, Connecticut Policy and Economic Counsel; Corporator, Hartford Seminary; Secretary, Bloomfield Chamber of Commerce; Director and Senior Fellow, American Leadership Forum; Corporator, Big Brothers/Big Sisters (Nutmeg).

  PAUL J. MCDONALD, 52, Senior Executive Vice President and Chief
Administrative Officer, Friendly Ice Cream Corporation (family restaurants and dairy products); Chairman, Dean's Advisory Council, University of
Massachusetts School of Management; Chairman, Springfield YMCA; Trustee, Springfield College. Previously Executive Vice President, Finance and Chief Financial Officer, Friendly Ice Cream Corporation.

  ARTHUR C. REEDS, III*, 51, President, CIGNA Investment Management (formerly known as CIGNA Investment Division); President and Director, CIGNA Investment Group, Inc. and CII; Director, CIGNA International Investment Advisors, Ltd. Mr. Reeds is also an officer or director of various other entities which are subsidiaries or affiliates of CIGNA. Previously Managing Director--Division Head, CIGNA Portfolio Advisers, a division of CII.

  No officer of the Fund and no Trustee of the Fund received any remuneration from the Fund during 1995 at the same time he was serving as a Director, officer or employee of CII, CIGNA or any of its subsidiaries. The other current Trustees, taken as a group, were paid or accrued Trustee fees for 1995 from the Fund in the aggregate amount of $28,000. Under current compensation arrangements, such Trustees will be entitled to receive from the Fund an annual retainer of $8,600 plus a fee of $200 for each Board meeting attended and $200 for each Committee meeting attended. These Trustees will also be entitled to receive, as compensation for their services as Trustees or Directors, an annual retainer of $2,000, a $200 Board meeting fee, and a $200 Committee meeting fee from each of CIGNA Funds Group, CIGNA Institutional Funds Group and CIGNA Variable Products Group, except that the annual retainer for CIGNA Institutional Funds Group is being waived while the net assets of its sole series of shares, CIGNA International Stock Fund, are below $25,000,000, and the annual retainer for CIGNA Funds Group is also being waived. In addition, these Trustees will be entitled to receive an annual retainer of $6,600, a $200 Board meeting fee, and a $200 Committee meeting fee from INA Investment Securities, Inc. All Trustees are entitled to receive reimbursements for expenses incurred in connection with each Board and Committee meeting attended. Such reimbursements of expenses are allocated among the Fund, each series of CIGNA Funds Group, CIGNA Institutional Funds Group, CIGNA Variable Products Group, and INA Investment Securities, Inc. so that each such entity pays an amount based on its net assets as a percentage of the aggregate net assets of such entities. The following table sets forth compensation paid by the Fund and by the CIGNA fund complex to Trustees in 1995:
---------
* Nominee is an "interested person" of the Fund and CII within the meaning of the Investment Company Act of 1940.

                                       PENSION OR               TOTAL
                                       RETIREMENT            COMPENSATION
                                        BENEFITS  ESTIMATED   FROM FUND
                                       ACCRUED AS   ANNUAL    AND CIGNA
                           AGGREGATE    PART OF    BENEFITS  FUND COMPLEX
NAME OF PERSON,           COMPENSATION    FUND       UPON      PAID TO
POSITION WITH FUND         FROM FUND    EXPENSES  RETIREMENT TRUSTEES (E)
------------------        ------------ ---------- ---------- ------------
R. Bruce Albro, Trustee,
 Chairman and President.    $   --        $--        $--       $   --
Hugh R. Beath, Trustee
 (a)....................      8,200        --         --        21,800
Nathaniel S. Howe,
 Trustee (b)............      4,400        --         --        12,300
Russell H. Jones,
 Trustee................      5,500        --         --        13,150
Worth Loomis, Trustee
 (c)....................      4,400        --         --        12,300
Paul J. McDonald,
 Trustee (d)............      5,500        --         --        13,150
                                           --         --
Arthur C. Reeds III,
 Trustee................        --         --         --           --
                            -------       ----       ----      -------
                            $28,000       $--        $--       $72,700
                            =======       ====       ====      =======

---------
(a) All of Mr. Beath's 1995 compensation was deferred under a plan for all CIGNA funds in which he had an aggregate balance of $90,019 as of December 31, 1995.
(b) All of Mr. Howe's 1995 compensation was deferred under a plan for all CIGNA funds in which he had an aggregate balance of $154,087 as of December 31, 1995. Mr. Howe retired as a Trustee as of April 25, 1995.
(c) Mr. Loomis retired as a Trustee as of April 25, 1995.
(d) All of Mr. McDonald's 1995 compensation was deferred under a plan for all CIGNA funds in which he had an aggregate balance of $13,838 as of December 31, 1995.
(e) There were four (4) investment companies besides the Fund in the CIGNA fund complex.

  The Board of Trustees held four Board meetings during 1995. Each Trustee attended more than 75% of the aggregate meetings of the Board and Committees on which such Trustee served during the year. The Board of Trustees has three standing committees as follows:

AUDIT COMMITTEE

  The Audit Committee reviews the accounting controls and procedures and the quality of accounting services rendered to the Fund by independent accountants, and inquires into the work of management and of the independent accountants and the working relationships between them. It has direct access to the independent accountants, and to financial officers and such other officers as the Committee deems desirable. The Committee also has the authority to approve the scope of the annual audit and reports the results of its work to the Board of Trustees on an appropriate schedule. The Committee held one meeting in 1995. The current members of the Committee are Messrs. Beath, Jones and McDonald (Chairman), none of whom are interested persons of the Fund.

CONTRACTS COMMITTEE

  The Contracts Committee reviews the performance of the investment adviser for the Fund, and makes recommendations to the Board of Trustees concerning the renewal of the

Investment Advisory Agreement. In performing its function, the Committee obtains from CII such information as it deems necessary to evaluate the terms of the Investment Advisory Agreement and any changes or amendments thereto or replacements thereof. The Committee held one meeting in 1995. The current members of the Committee are Messrs. Beath, Jones (Chairman) and McDonald, none of whom are interested persons of the Fund.

NOMINATING COMMITTEE

  The Nominating Committee manages the development and maintenance of the Board's membership, organization and compensation and it identifies and recommends to the Board individuals to be nominated for election as Trustees. No policy or procedure has been established as to the recommendation of Trustee nominees by shareholders. The Committee held one meeting in 1995. The current members of the Committee are Messrs. Beath (Chairman), Jones and McDonald, none of whom are interested persons of the Fund.

REQUIRED VOTE

  Each nominee for Trustee receiving the affirmative vote of a majority of the votes cast for election of Trustees shall be elected.

  THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES.

                                   PROPOSAL 2

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

  The firm of Price Waterhouse LLP has been selected by the Board of Trustees of the Fund as independent accountants for the Fund for the fiscal year ending December 31, 1996. Shareholders are asked to ratify the selection of independent accountants at the meeting.

  For the fiscal year ended December 31, 1995, Price Waterhouse LLP performed both audit and non-audit services for the Fund. Audit services consisted of examinations of the Fund's financial statements and review and consultation in connection with filings with the SEC. Non-audit services included reviewing tax returns of the Fund and providing tax planning advice.

  Price Waterhouse LLP also serves as independent accountants for INA Investment Securities, Inc. and for each of the series of shares of CIGNA Funds Group, CIGNA Institutional Funds Group and CIGNA Variable Products Group and performs services for all such entities similar to the services performed for the Fund. Price Waterhouse LLP also serves as independent accountants for CIGNA.

  Representatives of Price Waterhouse LLP are expected to attend the meeting and will be provided an opportunity to make a statement and to respond to appropriate questions from shareholders.

  THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 2.

             INVESTMENT ADVISORY AGREEMENT AND RELATED INFORMATION

  CII, a Delaware corporation, is an indirect, wholly owned subsidiary of CIGNA and is registered as an investment adviser with the SEC. CII provides investment advisory services to the Fund pursuant to an Investment Advisory Agreement between the Fund and CII which was last approved by vote of the Fund's shareholders on May 2, 1989. On February 27, 1996, the Investment Advisory Agreement was continued for the period ending August 10, 1997 with respect to the Fund by the affirmative vote of the Board of Trustees of the Fund, including a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) of CII or the Fund, cast in person at a meeting called for the purpose of voting on such approval.

PRINCIPAL EXECUTIVE OFFICER AND DIRECTORS OF CII

  Arthur C. Reeds, III is the President (principal executive officer) and a Director of CII. Mr. Reeds is a member of the Board of Trustees and is considered an "interested person" of the Fund. He is also the President and a Director of CIGNA Investment Group, Inc., which owns 100% of the shares of CII. Robert W. Burgess and Harold W. Albert are the other Directors of CII. Mr. Burgess also serves as Senior Vice President and a Director of CIGNA Investment Group, Inc. Mr. Albert is Senior Vice President and Chief Counsel and a Director of CIGNA Investment Group, Inc. The address of CII and of each of its Directors, and the address of CIGNA Investment Group, Inc., is 900 Cottage Grove Road, Bloomfield, Connecticut 06002. The address of CIGNA Holdings, Inc., which owns 100% of the shares of CIGNA Investment Group, Inc., is One Beaver Valley Road, Wilmington, Delaware 19850. The address of CIGNA Corporation, which owns 100% of the shares of CIGNA Holdings, Inc., is One Liberty Place, Philadelphia, Pennsylvania 19192.

SECURITY OWNERSHIP OF CIGNA

  CIGNA advises that Sanford C. Bernstein & Co., Inc. ("Sanford Bernstein"), One State Street Plaza, New York, NY 10004, reported that as of December 31, 1995 it held 5,402,831 shares, or 7.40%, of the outstanding common stock of CIGNA for the accounts of discretionary clients who have the right to receive dividends on these shares and any proceeds from the sale of these shares. Sanford Bernstein also reported sole voting power as to 2,690,715, and sole dispositive power as to 5,402,831, of these shares. FMR Corp., 82 Devonshire Street, Boston, MA 02109 reported that as of December 31, 1995 it held 5,845,823 shares, or 7.70%, of the outstanding common stock of CIGNA for the accounts of discretionary clients who have the right to receive dividends on these shares and any proceeds from the sale of these shares. FMR Corp. also reported sole voting power as to

130,639 of these shares, and sole dispositive power as to 5,845,823 shares. During 1995 the Fund paid no brokerage commissions to Sanford Bernstein or the broker-dealer subsidiaries of FMR Corp.

                            MANAGEMENT OF THE FUND

  Information concerning the names, positions held with the Fund, principal occupation or employment during the last five years, and current affiliations of the executive officers of the Fund, other than for Mr. Albro, Chairman of the Board and President of the Fund, is set out below. Information concerning Mr. Albro is set out in Proposal 1 under the caption "Nominees". The executive officers are elected annually by the Board of Trustees. As of December 31, 1995, executive officers of the Fund owned beneficially less than 1% of the shares of the Fund and of CIGNA.

  ALFRED A. BINGHAM III, 51, Vice President and Treasurer, CIGNA Funds Group (formerly known as CIGNA Annuity Funds Group), CIGNA Institutional Funds Group, CIGNA Variable Products Group, CIGNA High Income Shares and INA Investment Securities, Inc.; Assistant Vice President, CII; previously Senior Vice President and Treasurer, CIGNA Investments, Inc.; Vice President and Treasurer, CIGNA Capital Brokerage, Inc.

  LAWRENCE S. HARRIS, 54, Senior Managing Director, CII; Vice President, CIGNA Funds Group (formerly known as CIGNA Annuity Funds Group), CIGNA Institutional Funds Group, CIGNA Variable Products Group, CIGNA High Income Shares and INA Investment Securities, Inc.; previously Managing Director-Division Head, CII; Senior Vice President and Director, Alliance Capital Management L.P.

  ALAN C. PETERSEN, 45, Managing Director, CII; Vice President, CIGNA High Income Shares; previously Senior Vice President and Vice President, CII.

  JEFFREY S. WINER, 38, Counsel, CIGNA; Vice President and Secretary, CIGNA Funds Group (formerly known as CIGNA Annuity Funds Group), CIGNA Institutional Funds Group, CIGNA Variable Products Group, CIGNA High Income Shares and INA Investment Securities, Inc.; previously Attorney, CIGNA; Associate, Tarlow, Levy, Harding & Droney (private law firm).

                                 OTHER BUSINESS

SHAREHOLDER PROPOSALS FOR 1997

  Shareholders may propose matters for inclusion in the proxy statement and action at next year's annual meeting, subject to certain conditions. Any such shareholder proposals intended to be presented at the 1997 annual meeting must be received by management of the Fund prior to November 12, 1996.

  The management of the Fund does not know of any other matters to be brought before the meeting. If any other matters are properly brought before the meeting, proxies not limited to the contrary will be voted in accordance with the best judgment of the person or persons acting thereunder.





                                              /s/ Jeffrey S. Winer

                                              Jeffrey S. Winer
                                              Secretary

Springfield, Massachusetts
March 15, 1996